UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 5, 2010

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     Our Annual Meeting of Shareholders was held on August 5, 2010. Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. All of our directors attended the meeting. The Annual Meeting was held for the following purposes: (1) to elect five directors to serve until the next Annual Meeting of Shareholders; and (2) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011.

     There were 4,700,583 shares of common stock entitled to vote at the meeting with a majority represented at the meeting. The affirmative vote of the majority of the votes cast was required to pass each of the proposals. The Board of Directors recommended a vote for election of the director nominees and for ratification of the selection of our independent registered public accounting firm. There was no solicitation in opposition. Each director nominee was reelected to serve as a director until our next Annual Meeting of Shareholders and the selection of our independent registered public accounting firm was ratified.

     Voting results were as follows:
		Number of Shares
		Voted For	Withheld	Abstain
1.	To elect five directors to serve until the next Annual Meeting of Shareholders.
	Terrence W. Glarner	2,712,886	23,023	1,106
	Daniel A. Baker	2,717,989	17,920	1,106
	James D. Hartman	2,711,757	24,152	1,106
	Patricia M. Hollister	2,711,357	24,552	1,106
	Robert H. Irish	2,710,173	25,736	1,106
		Number of Shares
		Voted For	Voted Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011.	4,011,987	23,833	2,982

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 5, 2010	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer and Secretary